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                                                                EXHIBIT (23)(b)

                              CONSENT OF ATTORNEYS



         We hereby consent to the reference to our Firm under the caption "Legal Matters" in the Prospectus contained in this Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.






                                         /s/FOX HORAN & CAMERINI LLP

                                            FOX HORAN & CAMERINI LLP





Dated: September 25, 2002
New York, New York














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